(d)(10)(i)

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

VOYA INVESTMENTS, LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Annual Sub-Advisory Fee
Series	(as a percentage of average daily
assets allocated to the Sub-Adviser)

Direct Investments1
0.135%
Voya Index Solution 2030 Portfolio	Underlying Funds2

0.045%

Direct Investments1
0.135%
Voya Index Solution 2040 Portfolio	Underlying Funds2

0.045%

Direct Investments1
0.135%
Voya Index Solution 2050 Portfolio	Underlying Funds2

0.045%

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was effect on May 1, 2017.

Annual Sub-Advisory Fee
Series	(as a percentage of average daily
assets allocated to the Sub-Adviser)

Direct Investments1
0.135%
Voya Index Solution 2060 Portfolio	Underlying Funds2

0.045%

Direct Investments1
0.135%
Voya Solution 2030 Portfolio	Underlying Funds2

0.045%

Direct Investments1
0.135%
Voya Solution 2040 Portfolio	Underlying Funds2

0.045%

Direct Investments1
0.135%
Voya Solution 2050 Portfolio	Underlying Funds2

0.045%

Direct Investments1
0.135%
Voya Solution 2060 Portfolio	Underlying Funds2

0.045%

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was effect on May 1, 2017.

2